As filed with the Securities and Exchange Commission on September 22, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PARK-OHIO HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-1867219 (I.R.S. Employer Identification No.)
23000 Euclid Avenue, Cleveland, Ohio 44117
(Address of Principal Executive Offices Including Zip Code)
Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan
(Full Title of the Plan)
Robert D. Vilsack
Secretary and General Counsel
Park-Ohio Holdings Corp.
23000 Euclid Avenue
Cleveland, Ohio 44117
(Name and Address of Agent For Service)
(216) 692-7200
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, $1.00 par value per share	1,000,000	$13.55	$13,550,000	$1,449.85

(1)	Represents the maximum number of shares of Common Stock of the Registrant, par value $1.00 per share (“Common Stock”), issuable pursuant to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the adjustments upon changes of capitalization provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Global Market on September 20, 2006, within five business days prior to filing.

     The contents of the registration statements on Forms S-8 (Registration Nos. 333-110536 and 333-58161), as filed with the Securities and Exchange Commission on November 17, 2003 and June 30, 1998, respectively, to register shares of common stock, par value $1.00 per share (the “Common Stock”), of Park-Ohio Holdings Corp., an Ohio corporation (the “Registrant”), to be issued under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”), are hereby incorporated by reference in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 1,000,000 shares of Common Stock under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
     The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Mr. Robert D. Vilsack. Mr. Vilsack is the Secretary and General Counsel of the Registrant. As of August 31, 2006, Mr. Vilsack held 2,669 shares of Common Stock and had been granted options to purchase another 25,000 shares of Common Stock.
Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.3	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407) filed on June 16, 1998)

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp. filed on June 1, 2006 (File No. 000-03134))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 22nd day of September, 2006.

Park-Ohio Holdings Corp.
By:	/s/ Robert D. Vilsack Robert D. Vilsack Secretary and General Counsel
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

* Edward F. Crawford Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	* Richard P. Elliott Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Matthew V. Crawford President and Director	* James W. Wert Director

* Ronna Romney Director	* Kevin R. Greene Director

* Patrick V. Auletta Director	* Dan T. Moore III Director
     • Robert D. Vilsack, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

September 22, 2006	By:	/s/ Robert D. Vilsack Robert D. Vilsack, Secretary And General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.3	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407) filed on June 16, 1998)

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp. filed on June 1, 2006 (File No. 000-03134))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney